UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

June 15, 2017
Date of Report (Date of earliest event reported)

Arch Capital Group Ltd.
(Exact name of registrant as specified in its charter)

Bermuda	001-16209	N/A
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Waterloo House, Ground Floor, 100 Pitts Bay Road, Pembroke HM 08, Bermuda
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:
(441) 278-9250

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange
Act.  ☐

ITEM 8.01    Other Events.
On June 15, 2017, Barclays Capital Inc. and Wells Fargo Securities, LLC, as representatives of the several underwriters party to the Purchase Agreement dated as of June 8, 2017 relating to the secondary public offering of common shares (the “Common Shares”) of Arch Capital Group, Ltd. (“ACGL”), exercised their option to purchase an additional 707,210 Common Shares (the “Additional Shares”). The Additional Shares are being sold after conversion of 70,721 shares of the Company’s Series D Convertible Participating Non-Voting Perpetual Preferred Shares held by National Union Fire Insurance Company of Pittsburgh, Pa., the selling shareholder. ACGL will not receive any proceeds from the sale of the Additional Shares.
On June 19, 2017 the Company issued a press release announcing the closing of the sale of the Additional Shares. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1.
ITEM 9.01    Financial Statements and Exhibits.

EXHIBIT NO.	DESCRIPTION
99.1	Press release dated June 19, 2017 announcing the closing of the sale of the Additional Shares.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCH CAPITAL GROUP LTD.

Date: June 19, 2017	By:	/s/ Mark D. Lyons
		Name:	Mark D. Lyons
		Title:	Executive Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION
99.1	Press release dated June 19, 2017 announcing the closing of the sale of the Additional Shares.